UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): February 3, 2016

General Steel Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-33717	41-2079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 2, Building G,
No. 2A Chen Jia Lin, Ba Li Zhuang,
Chaoyang District, Beijing, China 100025

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	+ 86 (10) 85723073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2016, the Board of Directors of General Steel Holdings, Inc. (the “Company”) dismissed the Company’s Chief Executive Officer, Ms. Yunshan Li, effective immediately. Mr. Henry Yu, the Chairman of the Company, has been appointed as interim Chief Executive Officer of the Company pending the appointment of a permanent successor.

The Company’s Board of Directors is currently conducting a search for a permanent Chief Executive Officer and expects to fill such position shortly. The Company will file a Current Report on Form 8-K upon such appointment.

Item 8.01	Other Events.

On February 4, 2016, the Company issued a press release announcing dismissal of the Company’s Chief Executive Officer, Ms. Yunshan Li, and the appointment of Henry Yu, the Chairman of the Company, as interim Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued on February 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL STEEL HOLDINGS, INC.

By:	/s/ John Chen
Name:	John Chen
Title:	Chief Financial Officer

Dated: February 8, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued on February 4, 2016